     Exhibit 10.42

Execution Copy

27 August 2008

NET1 UEPS TECHNOLOGIES, INC.

as Parent

-and-

INVESTEC BANK (UK) LIMITED

as the Lender

____________________________________

DEED OF GUARANTEE
____________________________________

Herbert Smith LLP

THIS DEED OF GUARANTEE dated 27 August 2008 and made between:

(1)

NET1 UEPS TECHNOLOGIES INC. (a company incorporated under the laws of Florida with registered number P97000041098) whose registered office is at 100 North Tampa, Suite 2200, Tampa, Florida (the "Parent");

(2)	INVESTEC BANK (UK) LIMITED (the "Lender").

WITNESSES as follows:

1.	DEFINITIONS, CONSTRUCTION AND THIRD PARTY RIGHTS

1.1	Definitions

Terms defined in the Facility Agreement shall, unless otherwise defined in this Guarantee or unless a contrary intention appears, bear the same meanings when used in this Guarantee and the following terms shall have the following meaning:

	1.1.1	"Facility Agreement" means the US$110,000,000 facility agreement between among others (1) Smartswitch Netherlands C.V. as Borrower and (2) the Lender, dated on or about the date of this Guarantee.

"Guaranteed Liabilities" means all moneys, obligations and liabilities owed or payable by the Obligors to the Lender under or in connection with the Facility Agreement or any Finance Document.

"Guarantee" means this Deed of Guarantee.

	1.1.2	Unless a contrary intention appears, words defined in the Companies Act 1985 (as amended by the Companies Act 1989) have the same meanings in this Guarantee.

1.2	Construction and Third Party Rights

	1.2.1	Unless a contrary intention appears, any reference in this Guarantee to:

		(A)	the singular includes the plural and vice versa;

		(B)	the "Lender" shall be construed so as to include their respective successors in title, permitted assigns and transferees;

		(C)	"assets" includes present and future properties, revenues and rights of every description;

(D)

a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

		(E)	a provision of law is a reference to that provision as amended or re- enacted;

		(F)	a Clause or a Schedule is a reference to a clause of or a schedule to this Guarantee;

(G)	this Guarantee shall be construed as references also to any separate or independent stipulation or agreement contained in it;

(H)

another agreement (including the Facility Agreement) shall be construed as a reference to such agreement as the same may have been modified, extended, amended, varied or supplemented or novated from time to time;

(I)	references to any form of property or asset shall include a reference to all or any part of that property or asset; and

(J)	the word "including" is without limitation.

1.2.2	Clause and Schedule headings are for ease of reference only.

1.2.3

The words "other", "or otherwise" and "whatsoever" shall not be construed eiusdem generis or be construed as any limitation upon the generality of any preceding words or matters specifically referred to.

1.2.4	The terms of this Guarantee may be enforced only by a party to it and the operation of the Contracts (Rights of Third Parties) Act 1999 is excluded.

1.3	Effect as a Deed

This Guarantee is intended to take effect as a deed notwithstanding that the Lender may have executed it under hand only.

2.	GUARANTEE AND INDEMNITY

The Parent irrevocably and unconditionally:

2.1	guarantees to the Lender punctual performance by each Obligor of all of the Guaranteed Liabilities;

2.2

undertakes with the Lender that whenever an Obligor does not pay any amount when due under or in connection with any Finance Document, it shall immediately on demand pay that amount as if it was the principal obligor; and

2.3

indemnifies the Lender immediately on demand against any cost, loss or liability suffered by the Lender if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which the Lender would otherwise have been entitled to recover but for such unenforceability, invalidity or illegality.

3.	CONTINUING GUARANTEE

This Guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor or the Parent, regardless of any intermediate payment or discharge in whole or in part or other matter whatsoever.

4.	REINSTATEMENT

If any payment by an Obligor or the Parent or any discharge given by the Lender (whether in respect of the obligations of any Obligor or the Parent or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

4.1	the liability of the Parent shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

4.2	the Lender shall be entitled to recover the value or amount of that security or payment from the Parent, as if the payment, discharge, avoidance or reduction had not occurred.

5.	WAIVER OF DEFENCES

The obligations of the Parent under this Guarantee will not be affected by (and the intention of the Parent is that its obligation shall continue in full force and effect notwithstanding) an act, omission, matter or thing which, but for this Clause 5, would reduce, release or prejudice any of its obligations under this Guarantee (without limitation and whether or not known to it or the Lender) including:

5.1	any time, waiver or consent granted to, or composition with, any Obligor or other person;

5.2	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any Obligor;

5.3

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

5.4	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

5.5

any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

5.6	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security;

5.7	any insolvency or similar proceedings; or

5.8

any act or omission which would not have discharged or affected the liability of the Parent had it been a principal debtor instead of a guarantor or by anything done or omitted which but for this provision might operate to exonerate the Parent.

6.	IMMEDIATE RECOURSE

The Parent waives any right it may have of first requiring the Lender (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Parent under this Guarantee. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

7.	APPROPRIATIONS

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, the Lender (or any trustee or agent on its behalf) may:

7.1

refrain from applying or enforcing any other moneys, security or rights held or received by the Lender (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Parent shall be entitled to the benefit of the same; and

7.2	hold in an interest-bearing suspense account any moneys received from any Obligor or on account of the Parent's liability under this Guarantee.

8.	DEFERRAL OF PARENT'S RIGHTS

8.1

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Lender otherwise directs, the Parent will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

	8.1.1	to be indemnified by an Obligor;

	8.1.2	to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents;

8.1.3

to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Lender under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by the Lender;

8.1.4

to claim any set-off or counterclaim against any Obligor or any other person liable or claim or prove in competition with the Lender in the bankruptcy or liquidation of any Obligor or any other person liable or have the benefit of, or share in, any payment from or composition with, any Obligor or any other person liable or any other Security now or hereafter held by the Lender for any Guaranteed Liabilities or for the obligations or liabilities of any other person liable but so that, if so directed by the Lender, it will prove for the whole or any part of its claim in the liquidation or bankruptcy of any Obligor on terms that the benefit of such proof and of all of the money received by it in respect thereof shall be held on trust for the Lender and applied in or towards discharge of the Guaranteed Liabilities in such manner as the Lender shall deem appropriate; or

8.1.5

to demand or accept repayment in whole or in part of any indebtedness now or hereafter due to the Parent from any Obligor or from any other person liable or accept any Security in respect of the same or dispose of the same.

8.2	If the Parent fails to claim or prove in the liquidation or bankruptcy of any Obligor promptly upon being directed to do so by the Lender as contemplated by Clause 9.1.4:

	8.2.1	the Lender may, and is irrevocably authorised on behalf of the Parent to, file any claims or proofs in such liquidation or bankruptcy on its behalf; and

8.2.2

the trustee in bankruptcy, liquidator, assignee or other person distributing the assets of any Obligor or their proceeds is directed to pay distributions on the obligations or liabilities of such Obligor direct to the Lender until the Guaranteed Liabilities have been irrevocably paid in full.

9.	COVENANT

The Parent covenants with the Lender that it will promptly upon receipt of any amount received from Net1 South Africa or any Subsidiary of Net1 South Africa advance that amount to the Borrower according to mutually agreeable terms between the Lender and the Parent and subject to the Deed of Subordination, to enable to Borrower to comply with its obligations under the Finance Documents.

10.	NEGATIVE PLEDGE

	10.1.1	The Parent shall not create or permit to subsist any Security over any of its assets.

	10.1.2	The Parent shall not:

		(A)	Dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by it;

		(B)	Dispose of any of its receivables on recourse terms;

		(C)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

		(D)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

	10.1.3	Clauses 10.1.1 and 10.1.2 above do not apply to:

		(A)	any lien arising by operation of law and in the ordinary course of trading; or

		(B)	any Security entered into pursuant to any Finance Document; or

	10.1.4	The Parent shall procure that there is no substantial change in the nature of the business of the Group as a whole.

11.	ADDITIONAL SECURITY

This Guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by the Lender.

12.	FURTHER ASSURANCE

The Parent agrees that it shall promptly, upon the request of the Lender, execute and deliver at its own expense any document (executed as a deed or under hand as the Lender may direct) and do any act or thing in order to confirm or establish the validity and enforceability of the guarantee and indemnity intended to be created by it under this Guarantee.

13.	RETENTION OF THIS GUARANTEE

The Lender shall be entitled to retain the original of this Guarantee after as well as before the payment or discharge of all of the Guaranteed Liabilities for such period as the Lender may determine.

14.	REPRESENTATIONS AND WARRANTIES

14.1

The Parent warrants that it has not taken or received, and undertakes that until all the Guaranteed Liabilities or other amounts due under this Guarantee have been paid or discharged in full, it will not take or receive, the benefit of any security or encumbrance of any kind from any Obligor or any other person in respect of its obligations under this Guarantee.

14.2	The Parent represents and warrants in favour of the Lender that:

	14.2.1	it is duly incorporated and validly existing under the laws of its jurisdiction of incorporation;

	14.2.2	it has the power to enter into, perform and deliver, and has taken all necessary action to authorise the entry into, performance and delivery of, this Guarantee;

	14.2.3	this Guarantee constitutes, subject to any general principles of law limiting its obligations, its legal, binding, valid and enforceable obligations;

	14.2.4	the entry into and performance by it of, and the transactions contemplated by, this Guarantee do not and will not conflict with:

		(A)	any law or regulation or judicial or official order applicable to it; or

		(B)	its constitutional documents; or

		(C)	any agreement or instrument which is binding upon it or any of its assets or result in the creation of (or a requirement for the creation of) any security or encumbrance of any kind over its assets;

14.2.5

no litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a material adverse effect on the Parent, the assets of the Parent or the performance of the Parent's obligations under this Guarantee, have (to the best of its knowledge and belief) been started or threatened against the Parent;

14.2.6

the execution by it of this Guarantee constitutes, and the exercise by it of its rights and performance of its obligations under this Guarantee will constitute, private and commercial acts performed for private and commercial purposes and it will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in its jurisdiction of incorporation in relation to this Guarantee;

14.2.7	it is not necessary under the laws of its jurisdiction of incorporation:

	(A)	in order to enable the Lender to enforce its rights under this Guarantee; or

	(B)	by reason of the execution of this Guarantee or the performance by it of its obligations under this Guarantee,

that the Lender should be licensed, qualified or otherwise entitled to carry on business in its jurisdiction of incorporation and the Lender is not and will not be deemed to be resident, domiciled or carrying on business in its jurisdiction of incorporation by reason only of execution, performance and/or enforcement of this Guarantee;

14.2.8	without prejudice to the generality of Clause 14.2.3, its:

	(A)	irrevocable submission under this Guarantee to the jurisdiction of the courts of England;

	(B)	agreement that this Guarantee is governed by English law; and

	(C)	agreement not to claim any immunity to which it or its assets may be entitled,

are legal, valid and binding under the laws of its jurisdiction of incorporation and any judgment obtained in England will be recognised and be enforceable by the courts of its jurisdiction of incorporation.

14.2.9

the representations and warranties made in respect of the Parent and/or the Group by the Obligors and set out in Clause 18 (Representations) of the Facility Agreement are, so far as they concern the Parent or the Group, true and accurate in all respects.

14.3

The representations and warranties set out in this Clause 14 are made on the date of this Guarantee and are deemed to be repeated each day whilst the Parent has any liability (actual or contingent) under this Guarantee.

15.	AMOUNTS PAYABLE

15.1	Interest

The Parent hereby agrees to pay to the Lender, in respect of any amount demanded from it in accordance with this Guarantee (to the extent that interest on such amount is not otherwise being paid pursuant to any agreement between the Parent and the Lender) interest from first demand by the Lender of any Obligor:

15.1.1

at the rate of interest payable or deemed to be payable by such Obligor in respect of the amount demanded as calculated and compounded in accordance with any agreement between the Lender and such Obligor with respect to such amount; or

15.1.2

failing such agreement, at the rate per annum which is two per cent. (2%) per annum above the interest cost to the Lender (as conclusively determined by the Lender) of funding the amount demanded, such interest being calculated daily on the basis of a 360 day year and compounded at monthly rests.

15.2

Such interest shall accrue due on a daily basis from the demand by the Lender until actual payment by the Parent (both before and after any further demand or judgment or the liquidation of the Parent or any Obligor).

15.3	No Deduction

All payments to be made by the Parent under this Guarantee shall be made without any set- off, counterclaim or equity and (subject to the following sentence) free from, clear of and without deduction for any taxes, duties, levies, imposts or charges whatsoever, present or future. If the Parent is compelled by the law of any applicable jurisdiction (or by an order of any regulatory authority in such jurisdiction) to withhold or deduct any sums in respect of taxes, duties, levies, imposts or charges from any amount payable to the Lender under this Guarantee or, if any such withholding or deduction is made in respect of any recovery under this Guarantee, the Parent shall pay such additional amount so as to ensure that the net amount received by the Lender shall equal the full amount due to it under the provisions of this Guarantee (had no such withholding or deduction been made).

15.4	Currency of Payment

The obligation of the Parent under this Guarantee to make payments in any currency shall not be discharged or satisfied by any tender, or recovery pursuant to any judgment or otherwise, expressed in or converted into any other currency, except to the extent that tender or recovery results in the effective receipt by the Lender of the full amount of the currency expressed to be payable under this Guarantee.

15.5	Currency Indemnity

15.5.1

If any sum due from the Parent under this Guarantee (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

		(A)	making or filing a claim or proof against the Parent;

		(B)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings; or

		(C)	applying the Sum in satisfaction of any of the Guaranteed Liabilities,

the Parent shall, as an independent obligation, within three Business Days of demand, indemnify the Lender against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to the Lender at the time of its receipt of that Sum.

	15.5.2	The Parent waives any right it may have in any jurisdiction to pay any amount under this Guarantee in a currency unit other than that in which it is payable.

15.6

The Parent shall on demand reimburse the Lender for all costs and expenses (including legal fees) incurred by it (on a full indemnity basis) together with any applicable VAT in connection with the negotiation, preparation, printing and execution of this Guarantee, the completion of the transactions contemplated by this Guarantee and the exercise, preservation and/or enforcement or attempted enforcement of any rights under or in connection with this Guarantee.

15.7

The Parent covenants to pay to the Lender immediately on demand a sum equal to any liability which the Lender incurs in respect of stamp duty, registration fees and other taxes which is or becomes payable in connection with the entry into, performance or enforcement of this Guarantee (including any interest, penalties, liabilities, costs and expenses resulting from any failure to pay or delay in paying any such duty, fee or tax).

15.8

If contrary to this Guarantee the Parent takes or receives the benefit of any security or receives or recovers any money or other property, such security, money or other property shall be held on trust for the Lender and shall be delivered to the Lender on demand and if such asset or property is no longer capable of delivery the Parent shall pay to the Lender an amount equal to the value of such asset or property.

16.	SET-OFF

The Lender may (but is not obliged to) set-off any matured obligation in respect of Guaranteed Liabilities which is due from the Parent against any matured obligation owed by the Lender to the Parent (regardless of the place of payment, booking, branch or currency of either obligation) and apply any credit balance to which the Parent is entitled on any account with the Lender in such order as it shall deem appropriate. The Lender may, at the cost of the Parent, convert either obligation at a market rate of exchange in its usual course of business for the purpose of such set-off.

17.	MISCELLANEOUS

17.1

If this Guarantee ceases to be continuing for any reason whatsoever the Lender may nevertheless continue any account of the Obligors or open one or more new accounts and the liability of the Parent under this Guarantee shall not in any manner be reduced or affected by any subsequent transactions or receipts or payments into or out of any such account.

17.2

No failure to exercise, nor delay in exercising, on the part of the Lender any right or remedy under this Guarantee shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise, or the exercise of any other right or remedy. No waiver by the Lender shall be effective unless it is in writing. The rights and remedies of the Lender are cumulative and not exclusive of any rights or remedies provided by law.

17.3	This Guarantee is binding on the successors in title and assigns of the Parent.

17.4

If, at any time, any provision of this Guarantee is or becomes illegal, invalid or unenforceable in any respect under the law of any relevant jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Guarantee, nor the legality, validity or enforceability of that provision under the law of any other jurisdiction, shall be affected or impaired in any way.

17.5

The Parent may assign any of its rights or transfer any of its rights or obligations under this Guarantee. The Lender may assign and transfer all or any part of its rights and obligations under this Guarantee to a replacement Lender appointed pursuant to the Facility Agreement.

17.6	The perpetuity period for any trusts established by this Guarantee shall be eighty years from the date of this Guarantee.

17.7	The Lender may disclose to:

	17.7.1	any of its professional advisers;

	17.7.2	any person to (or through) whom the Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Guarantee;

	17.7.3	a receiver, prospective receiver or administrator of the Parent;

	17.7.4	any person (together with professional advisers) who may have an interest in the benefits arising under this Guarantee and/or the Facility Agreement;

	17.7.5	any person to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation;

	17.7.6	any person which is a rating agency;

	17.7.7	any person which is a governmental, banking, taxation or other regulatory authority or a stock exchange, listing authority or similar body;

any information about the Parent, the Facility Agreement or this Guarantee as the Lender shall consider appropriate if, in relation to Clauses 17.7.2 and 17.7.4 above, the person to whom the information is to be given has entered into a confidentiality undertaking.

18.	CALCULATIONS AND CERTIFICATES

18.1

In any litigation or arbitration proceedings arising out of or in connection with this Guarantee, the entries made in the accounts maintained by the Lender in connection with this Guarantee are prima facie evidence of the matters to which they relate.

18.2	Any certification or determination by the Lender of a rate or amount under this Guarantee is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

18.3	Any interest accruing under this Guarantee will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days.

19.	NOTICES

19.1	Communications in writing

Any communication to be made under or in connection with this Guarantee shall be made in writing and, unless otherwise stated, may be given in person, by post or fax.

19.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each party to this Guarantee for any communication or document to be made or delivered under or in connection with this Guarantee is that identified with its name below, or any substitute address, fax number or department or officer as the Parent may notify to the Lender by not less than five Business Days' notice.

19.3	Delivery

	19.3.1	Any communication or document made or delivered by one person to another under or in connection with this Guarantee will only be effective:

		(A)	if by way of fax, when received in legible form; or

		(B)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 19.2 (Addresses), if addressed to that department or officer.

19.3.2

Any communication or document to be made or delivered to the Lender will be effective only when actually received by the Lender and then only if it is expressly marked for the attention of the department or officer identified with the Lender's signature below (or any substitute department or officer as the Lender shall specify for this purpose).

19.4	English language

	19.4.1	Any notice given under or in connection with this Guarantee must be in English.

	19.4.2	All other documents provided under or in connection with this Guarantee must be:

		(A)	in English; or

		(B)	if not in English, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

20.	COUNTERPARTS

This Guarantee may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Guarantee.

21.	LAW

This Guarantee is governed by and shall be construed in accordance with English law.

22.	ENFORCEMENT

22.1	Jurisdiction of English courts

22.1.1

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Guarantee (including a dispute regarding the existence, validity or termination of this Guarantee) (a "Dispute").

	22.1.2	Subject to Clause 22.1.3 below, the parties to this Guarantee agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly the Parent will not:

(A)	argue to the contrary; or

(B)	take any proceedings relating to a Dispute in any jurisdiction other than England.

22.1.3

This Clause 22.1 is for the benefit of the Lender. As a result, the Lender shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction nor from contending that such courts are appropriate and convenient. To the extent allowed by law, the Lender may take:

	(A)	proceedings in any other court; and

	(B)	concurrent proceedings in any number of jurisdictions.

22.2	Service of Process

Without prejudice to any other mode of service allowed under any relevant law, each Guarantor:

	22.2.1	irrevocably appoints [ ] as its agent for service of process in relation to any proceedings before the English courts in connection with this Guarantee; and

	22.2.2	agrees that failure by a process agent to notify such Guarantor of the process will not invalidate the proceedings concerned.

IN WITNESS whereof this Guarantee has been executed and delivered as a deed on the date first above written.

The Parent

EXECUTED AS A DEED by
NET 1 UEPS TECHNOLOGIES, INC.

/s/ Herman Kotze
By: Herman Kotze

Its: Chief Financial Officer

Signature of witness

/s/ E C de Villers

Name of witness
(in BLOCK CAPITALS)

EC de Villers

Notice details for the purposes of Clause 19

Address of company:
President Place
4th Floor
Cnr. Jan Smuts Avenue and Bolton Road
Rosebank
Johannesburg 2196
South Africa

Fax:	+27 11 880 7080
Attention:	Mr Herman Kotze

The Lender

SIGNED by	)
)
for and on behalf of INVESTEC BANK	)
(UK) LIMITED	)

/s/ Charles Stott
Charles Stott
Authorized Signatory

/s/ Michael Kurland
Michael Kurland
Authorized Signatory

Notice details for the purposes of Clause 19

Address of company:	2 Gresham Street
London
EC2V 7QP

Fax:	+44 (0)20 7597 4070
Attention:	Kim Boatwright